Exhibit 99.1

Walmart and Symbotic Expand Commercial Agreement to Support Supply Chain Transformation

Building on more than a decade of collaboration, the companies will expand Symbotic automation across 25 U.S. regional distribution centers, while supporting opportunities across Walmart’s global supply chain

WILMINGTON, Mass. (October 29, 2026) – Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, and Walmart Inc. (Nasdaq: WMT) today announced an expanded commercial agreement to bring further automation capabilities to 25 U.S. regional distribution centers, while supporting additional opportunities across Walmart’s global supply chain network.

Symbotic continues to invest in innovations that use AI to improve supply chain performance. Under the expanded agreement, Symbotic will bring additional capabilities to Walmart’s U.S. distribution network. This agreement also supports the continued growth of Walmart’s supply chain capabilities globally, helping deliver greater value for customers in markets around the world. The agreement includes an initial commitment of approximately $6 billion in spend, covering work over several years across multiple locations.

“Our partnership with Walmart started with a single product over a decade ago, and now we offer a full end-to-end solution to help power Walmart’s growth across its supply chain for years to come,” said Rick Cohen, Chairman and CEO of Symbotic. “This expanded agreement reflects the strength of that collaboration – a partnership defined by trust and shared ambition.”

Symbotic’s integrated solution has been developed through relentless innovation, and today includes a BreakPack each-picking solution and the SymMicro micro-fulfillment solution for e-commerce. All Symbotic solutions are underpinned by its proprietary software, which harnesses AI to orchestrate and optimize the movement of millions of cases, every day.

“At Walmart, we’re focused on bringing more items to more customers and members, faster than ever. Our investments in the physical and digital supply chain help us serve them however they choose to shop, whether in stores, at the curbside or at home,” said Rob Montgomery, Executive Vice President for Walmart U.S. Supply Chain Operations. “Our work with Symbotic over the years, including this expanded agreement, helps us improve service, grow capacity, simplify work for our associates and lower costs.”

Through its expanded work with Symbotic, Walmart plans to bring additional automation capabilities to its regional distribution center network, supporting e-commerce upstream inventory management, increasing storage capacity and improving how products move through the supply chain. These capabilities will help Walmart offer customers a broader assortment, improve speed and provide more reliable replenishment across its network.

ABOUT SYMBOTIC

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, food & beverage, and medical supply distribution companies. Applying next-generation technology, high-density storage, and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy, and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit symbotic.com.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Symbotic has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Symbotic’s filings with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the commercial agreement described herein; delays or failures in (i) expanding services in existing jurisdictions or (ii) entering into additional geographic markets; the occurrence of any event, change or other circumstance that could give rise to the termination of the commercial agreement (in whole or in part) or any other agreement contemplated thereby; the effect of the commercial agreement on Symbotic’s business relationships, performance, and business generally; and other consequences associated with entering into additional geographic markets and legislative and regulatory actions and reforms.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. All subsequent written and oral forward-looking statements concerning Symbotic, the commercial agreement or other matters and attributable to Symbotic or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

CONTACTS

For Symbotic:

Matt Buckley

Vice President, Communications

mediainquiry@symbotic.com

Charlie Anderson

Vice President, Investor Relations & Corporate Development

ir@symbotic.com

For Walmart:

Walmart.com/Reporter